UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 1, 2012

SOMERSET HILLS BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (908) 221-0100

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  The Registrant announced that on October 1, 2012, the Registrant appointed Alfred J. Soles as its Chief Financial Officer, as well as the Chief Financial Officer of Somerset Hills Bank (the “Bank”), the Registrant’s wholly-owned subsidiary. As Chief Financial Officer, Mr. Soles will also serve as the Principal Accounting Officer and Principal Financial Officer of the Registrant. The table below sets forth certain information about Mr. Soles:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

Alfred J. Soles Chief Financial Officer	62	Managing Director for Finance, BlackRock, Inc.	2012	N/A(1)

  (1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Mr. Soles and any other persons pursuant to which Mr. Soles was selected as Chief Financial Officer. Mr. Soles has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Mr. Soles is not a director of any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Mr. Soles and the Company or the Bank that require disclosure.

In connection with Mr. Soles’ retention as Chief Financial Officer, the Registrant and the Bank anticipate entering into a Change in Control Agreement with Mr. Soles. Under the terms of the Agreement, if the Registrant were to undergo a “change in control” as defined in the Agreement, Mr. Soles would be entitled a lump sum payment equal to: (i) during the first year of the agreement, 50% of his then current base salary, but in no event less than $75,000, or (ii) at any time after the first year of the agreement, 100% of his then current base salary, but in no event less than $150,000. Mr. Soles must remain employed by the Registrant through consummation of the change in control at his base salary and benefits in effect prior to the change in control.

Based upon his current base salary as of the date hereof, if a change in control were to have occurred as of the date hereof and the other terms of the agreements were complied with, Mr. Soles would have received a payment of $75,000.

The Registrant is not party to an employment agreement with Mr. Soles.

Section 8 – Other Events

Item 8.01	Other Events

The Registrant announced in a press release dated October 1, 2012 the appointment of Mr. Alfred J. Soles as the Registrant and the Bank’s Chief Financial Officer, as set forth in Item 5.02. Attached and being furnished as Exhibit 99.1 is a copy of such press release.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following is filed as an Exhibit to this Current Report on Form 8-K:

99.1           Press Release dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: October 1, 2012	By:	/s/ Stewart E. McClure, Jr.
Stewart E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit Number	Description	Page

99.1	Press Release dated October 1, 2012 with respect to the appointment of Alfred J. Soles as Chief Financial Officer of the Registrant and the Bank.	5